EXHIBIT 10.1
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                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                  BY AND AMONG

                           RHYTHMS NETCONNECTIONS INC.

                                       AND

                   THE PURCHASERS LISTED ON SCHEDULE I HERETO

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                                   Dated as of

                                February 6, 2000

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     This  STOCK  PURCHASE  AGREEMENT  is  dated  as  of  February 6, 2000 (this
"Agreement"), by and among Rhythms NetConnections Inc., a Delaware corporation (the "Company"), and each of the purchasers listed on Schedule I hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers 250,000 Shares of its 8.25% Series E Convertible Preferred Stock, liquidation preference $1,000 per share, par value $0.001 per share (the "Series E Preferred Stock");

     WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers warrants (each a "Warrant" and together, the "Warrants") to purchase 5,625,000 shares of the Company's Common Stock (the "Warrant Shares"), par value $0.001 per share, such Warrants to be allocated and priced as follows: Warrants to purchase 1,875,000 Warrant Shares at $45.00 per share with a term of three (3) years from the Closing Date (defined below), Warrants to purchase 1,875,000 Warrant Shares at $50.00 per share with a term of five (5) years from the Closing Date and Warrants to purchase 1,875,000 Warrant Shares at $55.00 per share with a term of seven (7) years from the Closing Date (each price an "Exercise Price" and together, the "Exercise Prices"), in substantially the form as attached Exhibit A;

     WHEREAS, the Company proposes to form a subsidiary for the purpose of entering into business relationships in Latin America and desires to grant the HMTF Purchasers (as defined below) an equity ownership interest equal to twenty-five percent (25%) of the Capital Stock of such Subsidiary (the "Latin America Subsidiary"),

     WHEREAS, subject to the terms and conditions set forth herein, the Purchasers desire to purchase such Series E Preferred Stock and Warrants from the Company;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.
                                    ARTICLE I

                                   DEFINITIONS

     (a) As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition and the definition of "HMTF Purchaser", "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

     "Business Day" means any day other than a Saturday, a Sunday, the day after Thanksgiving or a day when banks in The City of New York are authorized by Applicable Law to be closed.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

     "Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof relating to the Series E Preferred Stock, in the form attached hereto as Exhibit B.

     "Commission"  means  the  United States Securities and Exchange Commission.

     "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

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     "Conversion  Shares"  means  the  shares  of Common Stock issuable upon the conversion of the Series E Preferred Stock in accordance with the terms of the Certificate of Designation.

     "Equity Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Warrants, the Rights Agreement Amendment and the Management Rights Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

     "GAAP" means United States generally accepted accounting principles, consistently applied.

     "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

     "HMTF"  means  Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

     "HMTF Funds" means the funds affiliated with the HMTF Purchaser identified by the HMTF Purchaser on or prior to the Closing Date.

     "HMTF Group" means HMTF and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members), and HMTF Purchaser and its Affiliates.

     "HMTF Purchaser" means any one or more of the following: HMTF Bridge RHY, LLC and one or more members of the HMTF Group designated by HMTF Bridge RHY, LLC on or prior to the Closing Date.

     "HMTF Shares" means the HMTF Issued Series E Preferred Shares held by members of the HMTF Group plus the shares of Common Stock issued to and held by members of the HMTF Group upon conversion of the HMTF Issued Series E Preferred Shares.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations.

     "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and the Subsidiaries, taken as a whole.

     "Permitted Transferee" means, with respect to any Purchaser, or any Permitted Transferee of any Purchaser, (i) any Purchaser Affiliate of such Purchaser that is not a holder of common stock of the Company on the date hereof or an affiliate of such holder; and (ii) any person that is a member of the HMTF Group and any person investing, directly or indirectly, in or in parallel with any member of the HMTF Group; provided, however, that each Permitted Transferee must agree in writing pursuant to a Permitted Transferee Agreement, in accordance with the provisions of Section 6.5, to be bound by the terms, and subject to the conditions, of this Agreement to the same extent, and in the same manner, as the transferring Purchaser prior to the transfer of any Securities to such Permitted Transferee; and provided, further, that the transfer of Securities from such Purchaser to such Permitted Transferee is in compliance with all applicable securities laws.

     "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     "Purchaser Affiliate" means (a) any direct or indirect holder of any equity interests or securities in any Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of any Purchaser or (c) any director, officer, employee, representative or agent of (i) such Purchaser,
(ii) any Affiliate of such Purchaser or (iii) any holder of equity interests or securities referred to in clause (a) above.

     "Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the Closing Date, to be entered into by and among the Company and the Purchasers, in the form attached hereto as Exhibit C.

     "Rights Agreement Amendment" means an amendment dated as of February 6, 2000 to the Company's Rights Agreement dated as of April 2, 1999 between the Company and American Securities Transfer and Trust, Inc., in substantially the form attached as Exhibit D.

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     "Securities"  means  the  Shares  and  the  Warrants.

     "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder.

     "Series E Preferred Stock" has the meaning set forth in the first recital to this Agreement. The Series E Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation.

     "Shares" means the shares of Series E Preferred Stock to be issued and sold by the Company to the Purchasers pursuant to Section 2.1 hereof.

     "Subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person.

     "Subsidiary"  means  a  subsidiary  of  the  Company.

     "Term" shall mean the 15-year period ending on the fifteenth anniversary of the Issuance, after which the Shares, if not earlier redeemed or converted, shall be mandatorily redeemed by the Company.

     "Transactions" means the transactions contemplated by this Agreement and the other Equity Documents.

     (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

                    Term                                  Section

                   Agreement                                      Preamble
                   Closing                                        2.2
                   Closing  Date                                  2.2
                   Company                                        Preamble
                   DGCL                                           3.2(b)
                   HMTF  Director                                 5.2
                   HMTF  Issued  Series  E  Preferred  Shares     5.2
                   Indemnified  Party                             8.1(c)
                   Indemnified  Person                            8.1(b)
                   Indemnifying  Party                            8.1(c)
                   Information                                    3.7
                   Issuance                                       2.1
                   Losses                                         8.1(b)
                   Management  Rights  Agreement                  2.2(c)
                   Notices                                        8.2
                   Permitted  Transferee  Agreement               6.5
                   Projections                                    3.7
                   Purchaser;  Purchasers                         Preamble
                   Purchase  Price                                2.1
                   Securities  Transfer                           6.5
                   Supplying  Purchasers                          8.18

                                   ARTICLE II

                                SALE AND PURCHASE

     SECTION  2.1.Agreement  to  Sell  and  to  Purchase;  Purchase  Price
     On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase and accept from the Company such number of Shares and Warrants as is set forth opposite such Purchaser's name on Schedule 1 hereto (the "Issuance"), for a purchase price of one thousand dollars ($1,000) per Share (the "Purchase Price").

     SECTION 2.2.Closing The closing of the Issuance to each Purchaser (the "Closing") shall take place on a date to be specified by the Company and such Purchaser, which shall be no later than the later of (A) the 2nd Business Day after the date as of which all of the conditions set forth in Article VII hereof shall have been satisfied as to the purchase by the HMTF Purchaser (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof) and (B) 15 Business Days after the date hereof or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Closing Date"), at the offices of Brobeck, Phleger & Harrison LLP, located at 550 West C Street, San Diego, California 92101 or at such other place as the

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parties  hereto  shall  agree  in  writing.  At such time as a Purchaser and the
Company shall have satisfied all the conditions set forth in Article VII, if the Company elects, such Purchaser and the Company shall close separately on such date.

     At  the  Closing  with  respect  to  each  Purchaser:

        (a)     Such  Purchaser  shall  deliver:

               (i) against delivery of a certificate or certificates representing the Shares and the Warrants being purchased by such Purchaser pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of such Securities via wire transfer of immediately available funds to such bank account as the Company shall designate not later than two Business Days prior to the Closing Date;

               (ii) a copy of the Registration Rights Agreement executed by such Purchaser.

     At  the  Closing,  with  respect  to  each  Purchaser:

        (b)     The  Company  shall  deliver  to  such  Purchaser:

               (i) against payment of the Purchase Price therefor, a certificate or certificates representing the Shares and Warrants being purchased by such Purchaser pursuant to Section 2.1, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee and in a single certificate or in such other denominations as such Purchaser shall request not later than two Business Days prior to the Closing Date;

               (ii) an opinion of counsel to the Company, dated the Closing Date, covering such matters as are customarily covered by such opinions, in form and substance reasonably acceptable to the Purchasers;

               (iii) an officer's certificate of the Company as contemplated by Section 7.2(f);

               (iv) a certificate of the secretary of the Company covering such matters as are customarily covered by such certificates and as to the book value per share of the Common Stock, in form and substance reasonably acceptable to the Purchasers;

               (v) a long-form good standing certificate of the Company issued by the Secretary of State of the State of Delaware; and

               (vi) a copy of the Registration Rights Agreement executed by the Company.

               (vii)  A  copy  of  the  Rights  Agreement  Amendment.

          (c) The Company shall deliver to the HMTF Funds a letter in the form of Exhibit E executed by the Company (the "Management Rights Agreement").

          (d) The Company shall deliver to Purchasers (or their designees) a transaction fee equal to 3.25% of the Purchase Price of the Shares purchased by Purchasers, in immediately available funds by wire transfer to an account designated by Purchasers at least two Business Days prior to the Closing Date.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser on the date hereof and on and as of the Closing Date as follows:

     SECTION 3.1.Organization and Standing. Each of the Company and the material domestic Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. Each of the Company and the material domestic Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     All of the outstanding shares of Capital Stock of each such material Subsidiary have been validly issued and are fully paid and non-assessable and, except as provided on Schedule 3.1 hereof, are owned directly or indirectly by the Company, free and clear of all pledges, claims, Liens, charges, encumbrances, and security interest of any kind or nature whatsoever. The

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Company  does  not  own  any  equity  interest  in any corporation, partnership, limited  liability company, joint venture, or other entity except as provided on
Schedule  3.1(b)  hereof.


     The  Company  has  delivered  to  Purchaser true and complete copies of the

Company's Certificate of Incorporation, as amended to date, and By-laws, as in effect on the date hereof.

     SECTION 3.2.Capital Stock. (a) As of the date of this Agreement, the authorized Capital Stock of the Company consists solely of (i) 250,000,000 shares of Common Stock, par value $0.001 per share, of which 78,296,488 shares are issued and outstanding as of December 31, 1999 (and no shares of Common Stock have been issued since December 31, 1999 except those issued in respect to the exercise of stock options), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued or outstanding. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing, including without limitation the Shares, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (b) Except as set forth on Schedule 3.2, as of the date of this Agreement, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, (ii) no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Subsidiary, (iii) no rights, contracts, commitments or arrangements (contingent or otherwise) obligating the Company or any Subsidiary to either (A) redeem, purchase or otherwise acquire, or offer to purchase, redeem, or otherwise acquire, any outstanding shares of, or any outstanding warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, Capital Stock of the Company, or (B) pay any dividend or make any distribution in respect of any shares of, or any outstanding securities that are convertible or exchangeable for any shares of, Capital Stock of the Company,
(iv) no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder) and except as set forth in Schedule 3.2(a) and
(v) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary. Except as set forth on Schedule 3.2(a), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, the Certificate of Designation or the Warrants. Except as set forth on Schedule 3.2(a), no party has any right of first refusal, right of first offer, right of co-sale or other similar right regarding the Company's securities. Except as set forth on Schedule 3.2(a), there are no provisions of the Certificate of Incorporation, as amended, or the By-laws of the Company, no agreements to which the Company is a party and no agreements by which the Company or any Subsidiary are bound, that would (a) require the vote of the holders of more than a majority of the shares of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under General Corporation Law of the State of Delaware (the "DGCL"), or (b) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company.

          (c) The Conversion Shares and Warrant Shares have been duly authorized and adequately reserved in contemplation of the conversion of the Series E Preferred Stock and the exercise of the Warrants, respectively, and, when issued and delivered in accordance with the terms of the Certificate of Designation or the Warrants, as the case may be, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (d) The holders of the Series E Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation (subject to the limitations and qualifications set forth therein and under the DGCL.

     SECTION 3.3.Authorization; Enforceability. The Company has the power and authority to execute, deliver and perform its obligations under each of the Equity Documents, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate the Transaction. No other corporate or stockholder proceeding on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other

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Equity  Documents  to  be  executed  and  delivered at or prior to Closing. This
Agreement constitutes, and each of the other Equity Documents, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company.

     SECTION  3.4.No  Violation;  Consents.  (a)     The execution, delivery and
performance by the Company of each of the Equity Documents and the consummation by the Company of the Transactions do not and will not contravene any

Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of each of the Equity Documents and the consummation of the Issuance (i) will not
(A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company is a party or by which the Company is bound or to which any of its assets is subject, or
(B) result in the creation or imposition of any Lien upon any of the assets of the Company, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Company.

          (b) Except as set forth on Schedule 3.4(b) and except for (i) the filings by the Company, if any, required by the HSR Act, (ii) applicable filings, if any, required by applicable federal and state securities laws and
(iii) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company for the execution and delivery of the Equity Documents or the consummation by the Company of the Transactions except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     SECTION 3.5.Commission Filings; Financial Statements.(a) The Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth on Schedule 3.5(b) or as reflected in the Commission Filings filed prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

          SECTION 3.6.Private Offering. Based, in part, on the Purchasers' representations in Section 4.2, the offer and sale of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the Securities, which would subject the Issuance to the registration provisions of the Securities
Act).

          SECTION 3.7.Provided Information. To the knowledge of the Company, all written information (excluding information of a general economic nature and financial projections) concerning the Company and the Transactions (the "Information") that has been prepared by or on behalf of the Company or any of the Company's authorized representatives and that has been provided to the Purchasers or any of their authorized representatives in connection with the Issuance, when taken as a whole, was, at the time made available, correct in all

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material  respects  and  did not, at the time made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. All financial projections concerning the Company and the Transactions (the "Projections") that have been prepared by or on behalf of the Company or any of the Company's authorized representatives and that have been delivered to the Purchasers or any of their authorized representatives in connection with the Transactions have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and the individual business segments thereof.

          SECTION 3.8.Material Adverse Change Except as disclosed in the Commission Filings filed as of the date hereof or as set forth on Schedule 3.8, since September 30, 1999, there has not been any event, occurrence or development of a state of circumstances or facts that has had, or could have reasonably been expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

          SECTION 3.9.Litigation. Except as disclosed in Commission Filings filed as of the date hereof or as set forth on Schedule 3.9, there are not any
(a) outstanding judgments against or affecting the Company or any of the Subsidiaries, (b) proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Company, pending or threatened against or affecting the Company or any of the Subsidiaries that (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the Transactions or (ii) if resolved adversely to the Company or any Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.10.Permits and Licenses. The Company and the Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and the Subsidiaries to conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect.

          SECTION 3.11.Intellectual Property, etc. Schedule 3.11 sets forth a true and complete list of all patents, patent applications, trademarks, trade names, service marks and registered copyrights and make work rights and applications therefor, if any, owned by or licensed to the Company that are material to the Company. All patents, patent applications, trademarks, mask works, service marks and copyrights of the Company have been duly applied for or registered and filed with or issued by each appropriate governmental entity in the jurisdictions indicated on Schedule 3.11, all necessary affidavits of continuing use have been filed and all necessary maintenance fees have been paid to continue all such rights in effect. The Company owns or is licensed or otherwise has the right to use, without payment to any other person except for fees set forth in Schedule 3.11, all intellectual property used in or necessary for the Company's business, as presently conducted and as proposed to be conducted, except with respect to "shrink-wrap" software. The Company's ownership and/or use of intellectual property in its business, as presently conducted and as proposed to be conducted does not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in any loss of a material benefit under or the creation of any Lien in or upon any of the properties or assets of the Company under, any contract between the Company and any person or any other intellectual property rights of any other person, except for any such conflict, violation, default, right of termination, cancellation, acceleration, loss of material benefit or creation of any Lien which would not have a Material Adverse Effect.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

     SECTION 4.1. Organization; Authorization; Enforceability. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Purchaser has the power to execute, deliver and perform its obligations under each of the Equity Documents to which it is a party and has taken all action necessary to authorize the execution, delivery and performance by it of such Equity Documents and to consummate the transactions contemplated hereby and thereby. No other proceedings on the part of such Purchaser are necessary for such authorization, execution, delivery and consummation. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, such Purchaser will have duly executed and delivered each of the other Equity Documents to be executed and

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delivered  at  or  prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser.

     SECTION 4.2. Private Placement. (a) Such Purchaser understands that (i) the offering and sale of the Securities, the Conversion Shares and the Warrant Shares in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and (ii) there is no existing public or other market for the Securities.

          (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, the Conversion Shares and the Warrant Shares, and is capable of bearing the economic risks of such investment.

          (c) Such Purchaser is acquiring the Securities, the Conversion Shares and the Warrant Shares to be acquired hereunder for its own account (or for accounts over which it exercises investment authority or as otherwise provided herein), for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

          (d) Such Purchaser understands that the Securities, the Conversion Shares and the Warrant Shares will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

          (e) Such Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities, the Conversion Shares and the Warrant Shares and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Securities, the Conversion Shares and the Warrant Shares indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities, the Conversion Shares and the Warrant Shares and to protect its own interest in connection.

          (f) The foregoing representations with respect to the Conversion Shares and the Warrant Shares are made only if and to the extent the offering of the Shares and the Warrants constitutes an offering of the Conversion Shares and the Warrant Shares.

     SECTION 4.3.No Violation; Consents. (a) The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions do not and will not contravene any Applicable Law, except for such contraventions as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement. The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions contemplated therein (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Purchaser is party or by which such Purchaser is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Purchaser, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such Purchaser.

               (b) Except for (i) the filings by the Purchaser, if any, required by the HSR Act, and (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of any of the Equity Documents to which it is a party or the consummation of any of the transactions contemplated therein, except where the failure to obtain such consents, authorizations or

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orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

     SECTION 4.4.No Litigation. There are not any (a) outstanding judgments against or affecting the Purchaser or any of its subsidiaries, (b) proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Purchaser, pending or threatened against or affecting the Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     SECTION 5.1.Operation of Business. From the date hereof until the Closing Date, the Company shall, and shall cause each of the Subsidiaries to:

     (i) operate its business in all material respects in the ordinary course and in compliance with Applicable Laws;

     (ii) not adopt any amendment to its charter or bylaws or comparable organizational documents;

     (iii) not split, combine or reclassify any shares of the Company's Capital Stock;

     (iv) not declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Capital Stock or increase the number of shares subject to the Company's stock incentive and option plan;

     (v) not take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in Article III becoming untrue or (B) any of the conditions to the obligations of Purchaser set forth in
Section 7.2 not being satisfied or (C) the triggering of any of the anti-dilution adjustments contained in the Certificate of Designation for the Series E Preferred Stock (had such Certificate been in effect); or

     (vi)     enter into any agreement or commitment to do any of the foregoing.

          SECTION 5.2. HMTF Director For so long as members of the HMTF Group own any combination of the shares of Series E Preferred Shares issued to members of the HMTF Group on the Closing Date (the "HMTF Issued Series E Preferred Shares") and Common Stock issued upon conversion of HMTF Issued Series E Preferred Shares that, taken together, would represent, if all HMTF Issued Series E Preferred Shares were converted, an amount of Common Stock issuable upon conversion of 40% or more of the HMTF Issued Series E Preferred Shares, the holders of a majority of the then outstanding HMTF Shares shall have a right to designate one member of the Company's Board of Directors (the "HMTF Director"); provided, however, that the right to designate the HMTF Director under this
Section 5.2 shall be suspended at any time that members of the HMTF Group own at least 100 shares of Series E Preferred Stock and have the right to elect a person to the Board of Directors under the terms of the Series E Preferred Stock set forth in the Certificate of Designation. In the event the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate the HMTF Director for election to the Company's Board of Directors and elect to have the Board of Directors appoint the HMTF Director, they shall so notify the Company in writing and the Company shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing the HMTF Director and (b) in connection with the meeting of stockholders of the Company next following such election, nominate such HMTF Director for election as director by the stockholders and use its commercially reasonable efforts to cause the HMTF Director to be so elected. If the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate the HMTF Director for election to the Company's Board of Directors and a vacancy shall exist in the office of a HMTF Director, the holders of a majority of the then outstanding HMTF Shares shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its commercially reasonable efforts to cause the successor to be elected.

     SECTION 5.3. Access to Books and Records. (a) The Company shall afford to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4) to all its properties, books, Contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to each of the Purchasers (i) a copy of each

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report, schedule and other document filed or received by any of them pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchasers.

     (b) The Company shall supplement the Information and the Projections from time to time until the Closing Date if there is a material change in the Information and the Projections previously provided, but no such supplement shall be given effect for purposes of determining whether the Company has breached any representations or warranties for purposes of Section 7.2 and
Section  8.1.

     SECTION 5.4. Agreement to Take Necessary and Desirable Actions. The Company shall (a) subject to the satisfaction of the conditions set forth in
Section 7.1, execute and deliver the Equity Documents and such other documents, certificates, agreements and other writings, and (b) take such other actions, in each case, as may be necessary or reasonably requested by any of the Purchasers in order to consummate or implement the Issuance in accordance with the terms of this Agreement.

     SECTION 5.5. Compliance with Conditions; Commercially Reasonable Efforts. The Company shall use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Issuance in accordance with the terms of this Agreement.

     SECTION 5.6.HSR Act Notification. To the extent required by the HSR Act, the Company shall, to the extent it has not already done so, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Purchasers in requesting, early termination of any applicable waiting period under the HSR Act.

     SECTION 5.7.Consents and Approvals. The Company (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Issuance and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with the Issuance (which assistance and cooperation shall include, without limitation, timely furnishing, upon written requests, to the Purchasers all information concerning the Company and the Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

    SECTION  5.8.Reservation  of  Shares.  The  Company  shall:

     (i) cause to be authorized and reserve and keep available at all times during which any of the Shares and Warrants remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion or exercise of the Shares or Warrants pursuant to the terms of the Certificate of Designation, sufficient shares of Common Stock to provide for the issuance of the maximum number of shares issuable upon conversion or exercise of outstanding Shares and Warrants;

     (ii) issue and cause the transfer agent to deliver such shares of Common Stock as required upon conversion or exercise of the Shares and Warrants; and
     (iii) if any shares of Common Stock reserved for the purpose of issuance upon conversion of the Shares and Warrants require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

     SECTION 5.9.Use of Proceeds. The Company shall use the proceeds from the Issuance for payment of expenses incurred in connection with the Transactions and for general corporate purposes.

     SECTION 5.10.Filing of Certificate of Designation. Prior to the Issuance, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL.

     SECTION 5.11.Listing of Shares. The Company shall use all commercially reasonable efforts to cause the shares of Common Stock issuable upon conversion of the Shares to be listed or otherwise eligible for trading on the NASDAQ National Market System or other national securities exchange.

     SECTION 5.12.Periodic Information. For so long as the Securities are outstanding the Company shall file all reports required to be filed by the

Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Securities and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

     SECTION 5.13.Legends. So long as applicable, each certificate representing any portion of the Securities, shall contain, be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

After the above requirement for a legend is no longer applicable because the Securities are freely transferable under the Securities Act, the Company shall remove such legend upon request from a holder of such Securities, if outside counsel for such holder reasonably determines that the transfer of such Securities is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

     SECTION 5.14. Payment; Paying Agent; Certain Information. The Company shall

     (i)     make  any  required  payments  on  the  Securities;

     (ii) maintain (a) an office or agency where the Securities may be presented for payment (the "Paying Agent"), (b) an office or agency where the Securities may be presented for conversion (the "Conversion Agent"), and (c) a Registrar, which shall be an office or an agency where the Securities may be presented for transfer; and

     (iii) provide certain information to the Purchasers, including such information and notices as may be necessary for the Purchasers to exercise their rights under this Agreement and in connection with conversion or exercise of the Securities.

     SECTION 5.15. Latin American Subsidiary. The Company agrees to form the Latin American Subsidiary and to issue to the HMTF Purchasers an aggregate equity interest in (and proportional representation on the board of) the Latin American Subsidiary equal to twenty-five percent (25%) of the issued and outstanding Capital Stock of the Latin American Subsidiary as soon as practicable after its formation. The HMTF Purchasers' interest will not be reduced or diluted by the first twenty-five million dollars ($25,000,000) invested by the Company. The organizational and constitutive documents for the Latin American Subsidiary and the joint venture will be subject to the HMTF Purchasers' prior approval, such consent not to be unreasonably withheld or delayed, and shall contain with respect to the HMTF Purchasers such terms as are customary for private equity investments in private companies (including, without limitation, appropriate liquidity and minority protection provisions).

     SECTION 5.16.Latin American Venture. Attached hereto as Exhibit F is a term sheet describing the indicative terms of a proposed joint venture arrangement to exploit DSL opportunities in Latin America. The Company will use commercially reasonable efforts to cause the Latin American Subsidiary to effect the joint venture, but nothing in this Section 5.16 shall compel the Company to go forward with the joint venture if in its commercial judgment it would be imprudent or inadvisable to do so. The Company will not create any other entity, or enter into any other venture or partnership to exploit DSL opportunities in Latin America without granting the HMTF Purchasers an interest identical to that held in the Latin American Subsidiary. The HMTF Purchasers shall be entitled to representation on any board subcommittee or other board-level task force assigned to supervise the Company's Latin American venture, if formed, in proportion to their equity interest in the Latin American Subsidiary.

                                   ARTICLE VI

                           COVENANTS OF THE PURCHASERS

     SECTION 6.1.Agreement to Take Necessary and Desirable Actions. Each Purchaser shall (a) subject to the satisfaction of the conditions set forth in
Section 7.2, execute and deliver each of the Equity Documents to which it is a party and such other documents, certificates, agreements and other writings and
(b) take such other actions as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement the Transactions in accordance with the terms of this Agreement.

     SECTION 6.2.Compliance with Conditions; Commercially Reasonable Efforts. Each Purchaser will use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions in accordance with the terms of this Agreement.

     SECTION 6.3.HSR Act Notification. To the extent required by the HSR Act, each Purchaser shall, if it has not already done so, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States
Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Purchaser agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

     SECTION 6.4.Consents and Approvals. Each Purchaser (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities other than as expressly set forth in Section 6.3 regarding the HSR Act, and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

     SECTION 6.5.Restrictions on Transfer. No Purchaser shall sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of any portion of the Securities (any such disposition, a "Securities Transfer"), other than (a) to a Permitted Transferee of such Purchaser that has agreed in writing (each, a "Permitted Transferee Agreement") to be bound by the terms and provisions of this Section 6.5 to the same extent that the transferring Purchaser would be bound if it beneficially owned the Securities transferred to such Permitted Transferee or (b)(i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a transaction exempt from the registration requirements of the Securities Act or
(iii) pursuant to a registration statement. Each Purchaser shall promptly notify the Company of any Securities Transfer to a Permitted Transferee of such Purchaser, which notification shall include a Permitted Transferee Agreement executed by each Permitted Transferee of such Purchaser to whom any Securities have been transferred.

                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

     SECTION 7.1.Conditions to the Company's Obligations. The obligations of the Company with respect to a Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of such Purchaser contained in this Agreement shall have been true and correct when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Such Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Purchaser at or prior to the Closing Date.

          (c) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated.

          (d) The Company shall have obtained all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Issuance.

          (e) Such Purchaser shall have entered into the Registration Rights Agreement.

     SECTION 7.2.Conditions to Each Purchaser's Obligations. The obligations of a Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be
(A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Closing Date.

          (c) The Company shall have entered into the Registration Rights Agreement.

          (d) The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

          (e) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated.

          (f) The Company shall have delivered to such Purchaser a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraph (a) through (e) of this Section 7.2 has been satisfied.

          (g) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

          (h) Such Purchaser shall have received an opinion of counsel to the Company, dated the Closing Date, and addressed to such Purchaser, in form and substance reasonably acceptable to the Purchaser.

          (i) Such Purchaser shall have received certificates representing the Securities purchased by such Purchaser concurrently with the Company's receipt of the Purchase Price for such Securities.

          (j) The Purchaser shall have executed and caused its rights agent to execute the Rights Agreement Amendment.

          (k) The Company shall have delivered to the HMTF Purchasers a Management Rights Agreement executed by the Company and addressed to the HMTF Funds.

          (l) There shall not have occurred (i) any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect (x) on the business, assets, financial condition, prospects, or results of operations of the Company and the Subsidiaries taken as a whole or (y) on the ability of the Company and the Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the Issuance contemplated hereby; or (ii) any material disruption of or material adverse change in financial, banking or capital market conditions that would reasonably be expected to materially impair the Company's ability to obtain financing on reasonable terms.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION  8.1.Indemnification.  (a)       All  representations,
warranties, covenants and agreements contained in this Agreement shall survive the Closing for 18 months (except (i) covenants and agreements that are required to be performed after the Closing Date and (ii) the last sentence of Section 3.2(a), which shall survive indefinitely). Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation, warranty, covenant or agreement, such claims shall survive until the date they are finally adjudicated or otherwise resolved.

     (b) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser Affiliate (each an "Indemnified Person"), from and against (and to reimburse each indemnified person as the same are incurred) any and all losses (including, but not limited to, impairment of the value of the Shares and Warrants as of the date such loss first becomes known, but excluding consequential damages), claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or which any indemnified person may incur based upon, arising out of, or in connection with (i) a breach of any representation, warranty or covenant of this Agreement by the Company or (ii) any claim, litigation, investigation or proceeding brought by or on behalf of any Person other than the Company relating to the Issuance, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided the maximum amount indemnifiable to each Purchaser (and its successors or assigns) under clause (i) shall not exceed the purchase price of the Shares and Warrants purchased by such Purchaser.

     (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that the Company (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

     (d) In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion) and (iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

     (e) The Company and the Purchasers agree that any payment of Losses made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, a final determination (which shall include the form 870-AD or successor form) with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this Section 8.1(e)), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

     SECTION 8.2.Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

     To  the  Company:

              Rhythms  NetConnections  Inc.
              6933  South  Revere  Parkway
              Englewood,  CO  80112-3931
              Attn:  Catherine  Hapka
              Telephone:  (303)  476-4200
              Fax:  (303)  476-5700

     with  a  copy  to:

              Brobeck,  Phleger  &  Harrison  LLP
              550  West  C  Street,  Suite  1300
              San  Diego,  CA  9210
              Attn:  Martin  C.  Nichols
              Telephone:  (619)  699-0254
              Fax:  (619)  234-3848

     To  the  Purchasers:

     To  the  appropriate  member  of  the  HMTF  Group

               c/o  Hicks,  Muse,  Tate  &  Furst  Incorporated
               1325  Avenue  of  the  Americas
               25th  Floor
               New  York,  NY  10019
               Attn:  Michael  J.  Levitt
               Telephone:  (212)  424-1400
               Fax:  (212)  424-1450

     with  a  copy  to:

               Hicks,  Muse,  Tate  &  Furst  Incorporated
               200  Crescent  Court,  Suite  1600
               Dallas,  Texas  75201
               Attn:  Lawrence  D.  Stuart
               Telephone:  (214)  740-7300
               Fax:  (214)  720-7888

      with  a  copy  to:

               Vinson  &  Elkins  L.L.P.
               1325  Avenue  of  the  Americas  (17th  Floor)
               New  York,  NY  10019
               Attention:  Eric  S.  Shube
               Telephone:  (917)  206-8005
               Fax:  (917)  206-8100

     SECTION 8.3.Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     SECTION 8.4.Termination. (a) This Agreement may be terminated as between the Company and any Purchaser (i) at any time prior to the Closing Date by mutual written agreement of the Company and such Purchaser, (ii) if the Closing shall not have occurred on or prior toMarch 31, 2000 either the Company or such Purchaser, at any time after March 31, 2000, provided that the right to terminate this Agreement under this Section 8.4(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date, (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, by either the Company or such Purchaser, (iv) if either the Company or such Purchaser shall have breached any of its material obligations under this Agreement, by the non-breaching party, or (v) if an event described in Section 7.2(l) shall have occurred, by such Purchaser. Any party desiring to terminate this Agreement pursuant to clauses 8.4(a)(ii), (iii), (iv) or (v) shall promptly give notice of such termination to the other party.

     (b) If this Agreement is terminated as between the Company and a Purchaser, as permitted by Section 8.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the willful (a) failure of any party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses (excluding consequential damages) incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.2, 8.3, this Section 8.4, Sections 8.5, 8.8, 8.10, 8.11, 8.12, 8.13, 8.14,
8.16,  8.17,  8.18  and  8.20  shall  survive any termination hereof pursuant to
Section  8.4(a).

     SECTION 8.5.Entire Agreement. As between the Company and each Purchaser this Agreement and the other Equity Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

     SECTION 8.6.Modifications and Amendments. No amendment, modification or termination of this Agreement as between the Company and a Purchaser shall be binding unless executed in writing by the Company and such Purchaser intending to be bound thereby.

     SECTION 8.7.Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     SECTION 8.8.Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

     SECTION 8.9.Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

     SECTION 8.10.Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that (a) the Company shall pay the filing fee payable in respect to any HSR Act filing, and (b) if this Agreement is terminated with respect to any Purchaser for any reason other than a breach by such Purchaser and other than the failure of the condition set forth in Section 7.2(l)(ii) to be satisfied, then (without limiting any party's right to recover damages pursuant to Section 8.4(b)) the Company shall reimburse such Purchaser for such Purchaser's reasonable out-of-pocket costs and expenses incurred in connection with this Agreement.

     SECTION 8.11.Press Releases and Public Announcements. All public announcements or disclosures relating to the Issuance or this Agreement shall be made only if mutually agreed upon by the Company and the Purchasers, except to the extent such disclosure is, in the opinion of counsel, required by law or by regulation of any applicable national stock exchange or Commission recognized trading market; provided that (a) any such required disclosure shall only be made, to the extent consistent with law and regulation of any applicable national stock exchange or Commission recognized trading market, after consultation with each Purchaser and (b) no such announcement or disclosure (except as required by law or by regulation of any applicable national stock exchange or Commission recognized trading market) shall identify any Purchaser without such Purchaser's prior consent.

     SECTION 8.12.Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Purchasers, and may not assigned or delegated by any Purchaser without the Company's prior written consent except that each Purchaser may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of the Purchasers, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 5.2, Section 8.1, this Section 8.12 or Section 8.20.

     SECTION 8.13.Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     SECTION 8.14.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 8.15.Further Assurances. As between the Company and a Purchaser, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Shares and Warrants to be purchased by it hereunder.

     SECTION 8.16.Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

     SECTION 8.17.Several Liability of the Purchasers. Nothing in this Agreement (including, without limitation, Article VI) shall be construed to impose on any Purchaser any liability for any action or failure to act of any other Purchaser, including any breach of this Agreement by any such other Purchaser.

     SECTION 8.18.No Duty to Other Purchasers. Each Purchaser confirms with each other Purchaser that such Purchaser has conducted its own due diligence in connection with its investment in the Securities and the other Purchasers may therefore have information different from, or additional to, the information possessed by such Purchaser. In addition, although certain of such other Purchasers (the "Supplying Purchasers") may have shared information received by them (including information contained in third party reports prepared for such other Purchasers) with such Purchaser, no representation or warranty is being made with respect to such information by any Supplying Purchaser or any such third party. Nothing in this Section 8.18 is meant to limit any duty, obligation or liability the Company may have to any Purchaser under this Agreement or otherwise.

     SECTION 8.19.Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and a Purchaser any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and a Purchaser, or prevent any violation hereof, and, to the extent permitted by applicable as between the Company and a Purchaser law, each party waives any objection to the imposition of such relief.

     SECTION 8.20.No Purchaser Affiliate Liability. No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Company hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than Purchaser) shall be liable for or in respect of this Agreement with the transactions contemplated hereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RHYTHMS  NETCONNECTIONS  INC.

By:  /s/ Catherine Hapka
     Name:  Catherine  Hapka
     Title:  Chief  Executive  Officer



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  HMTF  BRIDGE  RHY,  LLC

By:  /s/ David Knickel
     Name: David W. Knickel
     Title: Vice President















































































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